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                                                                     EXHIBIT 8.3

                             THE STOLAR PARTNERSHIP
                        911 Washington Avenue, 7th Floor
                         St. Louis, Missouri 63101-1290
                                 (314) 231-2800
                             Telefax: (314) 436-8400


                                  July 9, 1998

GB Foods Corporation
1200 N. Harbor Drive
Anaheim, California 92803

     Re:  GB Foods -- Acquisition of JB's Family Restaurants, Inc.
          --------------------------------------------------------

Ladies and Gentlemen:

     This letter sets forth our opinion with regard to certain federal income tax consequences to GB Foods Corporation, a Delaware corporation ("GB Foods") with respect to the issuance of its stock in exchange for all of the stock of JB's Family Restaurants, Inc., a Delaware corporation (the "Exchange").

          Our opinion is based upon our review of the Schedule 14A Information Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 3) (the "Prospectus") which describes the Exchange and certain other related transactions.

          Assuming application of current statutory, regulatory, and judicial law, and assuming that the Exchange ultimately occurs as described in the Prospectus, it is the opinion of The Stolar Partnership that under Section 1032 of the Internal Revenue Code of 1986, as amended, GB Foods will not recognize gain or loss on the issuance of its stock in the Exchange.

          The Stolar Partnership is not expressing any opinion with respect to any matters other than those expressly set forth above. The opinion set forth above is based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact could affect the opinion expressed herein. No person or entity other than the addressee may rely on this opinion, and this letter may not be quoted or used, in whole or in part, for any purpose, without our express prior written consent.

          We consent to the filing of this opinion as an exhibit to the registration statement of which the Prospectus is a part, and we consent to the use of our name in such registration statement.


                                                 THE STOLAR PARTNERSHIP



                                                 By: /s/ THOMAS E. VENKER, JR.
                                                     ---------------------------
                                                         Thomas E. Venker, Jr.